EXHIBIT 10.25

SEAGATE TECHNOLOGY (“ST”) APPROVED FISCAL YEAR 2006/2007

INDEPENDENT BOARD MEMBER COMPENSATION

(Approved by the Compensation Committee 12-16-05)

(Approved by the Board of Directors 12-20-05)

(Revised by the Board of Directors 04-27-06)

•	A NEW DIRECTOR WILL RECEIVE AN INITIAL GRANT OF AN OPTION FOR 100,000 SHARES OF SEAGATE STOCK AT FMV AS OF THE DATE OF GRANT, WITH A FOUR-YEAR VESTING SCHEDULE, 25% CLIFF PER YEAR, UPON ELECTION TO THE BOARD, EFFECTIVE AS OF THE DATE OF ACCEPTANCE AS A BOARD MEMBER. PROVIDED HOWEVER, THAT IF THE NEW DIRECTOR WAS, PRIOR TO THE COMMENCEMENT OF BOARD SERVICE, AN OFFICER OR MEMBER OF THE BOARD OF AN ENTITY THE STOCK, ASSETS AND/OR BUSINESS OF WHICH HAS BEEN ACQUIRED BY SEAGATE, THE NUMBER OF SHARES OF THE INITIAL GRANT SHALL BE DETERMINED BY THE EXISTING MEMBERS OF THE BOARD, BUT SHALL NOT EXCEED 100,000 SHARES.

•	ANNUAL REFRESHMENT GRANT EACH YEAR THEREAFTER, UPON RE-ELECTION TO THE BOARD, OF AN OPTION FOR 25,000 SHARES OF ST STOCK AT FMV AS OF THE DATE OF GRANT, WITH A FOUR YEAR VESTING SCHEDULE. GRANT TO BE MADE ON THE DAY OF RE-ELECTION TO THE BOARD EACH YEAR AT ANNUAL MEETING TO EACH BOARD MEMBER WITH SIX (6) MONTHS’ TENURE AS OF DATE OF ANNUAL MEETING.

•	CASH RETAINER OF $50,000 PER YEAR, PAYABLE IN FOUR EQUAL INSTALLMENTS OF $12,500 PER QUARTER, PAYABLE TO DIRECTORS IN GOOD STANDING AT THE DATE OF EACH REGULAR QUARTERLY BOARD MEETING .

•	AN ADDITIONAL CASH RETAINER OF $50,000 PER YEAR, PAYABLE IN FOUR EQUAL INSTALLMENTS OF $12,500 PAYABLE ON THE FIRST DAY OF EACH CALENDAR QUARTER, TO THE BOARD MEMBER SERVING AS THE CHAIRMAN OF THE AUDIT COMMITTEE.

•	AN ADDITIONAL CASH RETAINER OF $25,000 PER YEAR, PAYABLE IN FOUR EQUAL INSTALLMENTS OF $6,250 PAYABLE ON THE FIRST DAY OF EACH CALENDAR QUARTER, TO EACH BOARD MEMBER SERVING AS A MEMBER OF THE AUDIT COMMITTEE.

•	AN ADDITIONAL CASH RETAINER OF $15,000 PER YEAR, PAYABLE IN FOUR EQUAL INSTALLMENTS OF $3,750 PAYABLE ON THE FIRST DAY OF EACH CALENDAR QUARTER, TO THE BOARD MEMBER SERVING AS THE CHAIRMAN OF THE COMPENSATION COMMITTEE.

•	AN ADDITIONAL CASH RETAINER OF $10,000 PER YEAR, PAYABLE IN FOUR EQUAL INSTALLMENTS OF $2,500 PAYABLE ON THE FIRST DAY OF EACH CALENDAR QUARTER, TO EACH BOARD MEMBER SERVING AS A MEMBER OF THE COMPENSATION COMMITTEE.

•	AN ADDITIONAL CASH RETAINER OF $15,000 PER YEAR, PAYABLE IN FOUR EQUAL INSTALLMENTS OF $3,750 PAYABLE ON THE FIRST DAY OF EACH CALENDAR QUARTER, TO THE BOARD MEMBER SERVING AS THE CHAIRMAN OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE.

•	AN ADDITIONAL CASH RETAINER OF $10,000 PER YEAR, PAYABLE IN FOUR EQUAL INSTALLMENTS OF $2,500 PAYABLE ON THE FIRST DAY OF EACH CALENDAR QUARTER, TO EACH BOARD MEMBER SERVING AS A MEMBER OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

•	REIMBURSEMENT FOR BOARD MEETING TRAVEL EXPENSES

BOARD MEMBERS:
(NON SEAGATE OFFICERS):	AUDIT COMMITTEE MEMBERS:

FRANK J. BIONDI	DONALD E. KIERNAN, CHAIRMAN
WILLIAM W. BRADLEY	LYDIA M. MARSHALL
JAMES A. DAVIDSON	FRANK J. BIONDI
GLENN H. HUTCHINS
DONALD E. KIERNAN	COMPENSATION COMMITTEE MEMBERS:
DAVID F. MARQUARDT
LYDIA M. MARSHALL	JAMES A. DAVIDSON, CHAIRMAN
DR. C. S. PARK (05-18-06)	JOHN W. THOMPSON
GREGORIO REYES	GREGORIO REYES
JOHN W. THOMPSON
NOMINATING AND CORPORATE
GOVERNANCE COMMITTEE MEMBERS:

GLENN H. HUTCHINS, CHAIRMAN
WILLIAM W. BRADLEY
LYDIA M. MARSHALL

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